SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)   September 7, 2001



                          ELECTRONIC CLEARING HOUSE, INC.
                        -----------------------------------
             (Exact name of registrant as specified in its charter)



NEVADA                              0-15245                    93-0946274
--------------------------------------------------------------------------------
(State or other jurisdiction      (Commission                (IRS  Employer
of  incorporation)                 File Number)              Identification No.)



         28001 Dorothy Drive, Agoura Hills, California           91301
         ----------------------------------------------------------------
            (Address of principal executive offices)           (Zip Code)



        Registrant's telephone number, including area code (818) 706-8999



     ------------------------------------------------------------------------
          (Former name or former address, if changes since last report)

ITEM 5.   OTHER  EVENTS

          On September 7, 2001, the Company's shareholders approved a one-for-four reverse split of the Company's common stock. The action was taken in response to a January 5, 2001 notification to the Company from the Nasdaq Stock Market that the Company did not meet the $1.00 minimum closing bid price requirement for continued listing on the Nasdaq SmallCap market. The reverse split will reduce the number of shares presently outstanding from 21.6 million to approximately 5.4 million shares.

          The reverse split will affect shareholders of record at the close of business on Monday, September 10, 2001, and the Company's common stock will begin trading on a post-split basis at the open of business on Tuesday, September 11, 2001. The letter "D" will be appended to the Company's trading symbol for 20 trading days so the trading community is aware of the reverse split.

ITEM 7.   EXHIBITS


Exhibit
Number    Description  of  Document
------    -------------------------

99.1      Press release issued and dated September 7, 2001.

                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                             ELECTRONIC CLEARING HOUSE, INC.
                                                  (Registrant)




                                             By  \s\  Alice  L.  Cheung
                                               ------------------------
                                               Alice L. Cheung, Treasurer &
                                               Chief  Financial  Officer



Dated:  September 7, 2001